Exhibit 10.1

AMENDMENT NO. 6 TO CREDIT AGREEMENT AND AMENDMENT NO. 3 TO SECURITY AGREEMENT

This Amendment No. 6 to Credit Agreement and Amendment No. 3 to Security Agreement, dated as of April 28, 2017 (this “Amendment”), is among Ferrellgas, L.P., a Delaware limited partnership (the “Borrower”), Ferrellgas, Inc., a Delaware corporation and sole general partner of the Borrower (the “General Partner”), each other Grantor listed on the signature pages hereto, Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), and the Lenders party hereto (together with the Administrative Agent, the “Lender Parties”).

INTRODUCTION

A.	The Borrower, the General Partner, the Administrative Agent and the Lenders entered into that certain Credit Agreement, dated as of November 2, 2009 (as amended, supplemented, or restated to the date hereof, the “Original Agreement” and, as amended by this Amendment, the “Credit Agreement”), for the purpose and consideration therein expressed, whereby the Lenders became obligated to make loans and other extensions of credit to the Borrower as therein provided;

B.	The Borrower and the other Grantors named therein entered into that certain Security Agreement dated as of November 2, 2009 in favor of the Administrative Agent (as amended, supplemented, or restated to the date hereof, the “Original Security Agreement” and as amended by this Amendment, the “Security Amendment”); and

C.	The Borrower, the General Partner, the Administrative Agent and the Lenders desire to amend the Original Agreement and the Original Security Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement and the Original Security Agreement, as applicable, in consideration of the loans and other extensions of credit that may hereafter be made by the Lenders to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

Section 1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

Section 2. Amendments to Original Agreement.

(a) Section 1.01 of the Original Agreement is hereby amended by:

(i) adding the following definitions in the appropriate alphabetical order:

“Amendment No. 6 Effective Date” means April 28, 2017.

“Cash Liquidity” shall mean, as of any date of determination, all unrestricted cash and Cash Equivalents of the Loan Parties other than, in each case, (a) any cash or Cash Equivalents set aside in the ordinary course of business in an amount necessary to pay any obligations of any Loan Party then due and owing to unaffiliated third parties and for which a Loan Party has issued checks or has initiated wires or ACH transfers in order to pay such amounts or anticipates that it will issue checks or initiate wires or ACH transfers within three (3) Business Days, (b) cash or Cash Equivalents constituting purchase price deposits held in escrow by any unaffiliated third party for any acquisition of any assets or property pursuant to a binding and enforceable purchase and sale agreement with an unaffiliated third party containing customary provisions regarding the payment and refunding of such deposits, and (c) cash or Cash Equivalents of any Loan Party set aside to make any other permitted Investments or Restricted Payments within the next 10 Business Days.

“Excess Cash Liquidity Amount” has the meaning specified in Section 2.05(b).

“Mortgage” means deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages and leasehold deeds of trust covering real property of the Borrower or any Restricted Subsidiary with a fair market value of at least $1,000,000 and also identified to be mortgaged by the Administrative Agent (together with the fixture filings and Assignments of Leases and Rents referred to therein, and each other mortgage delivered pursuant to Section 6.12, in each case as amended from time to time).

(ii) amending and restating the definition of “Applicable Rate” in its entirety to read as follows:

““Applicable Rate” means:

for the period commencing on the Amendment No. 6 Effective Date, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate/Standby Letters of Credit	Base Rate	Commercial Letters of Credit	Commitment Fee

1	<2.75:1	1.75%	0.75%	1.75%	0.35%

2	2.75:1 but <3.25:1	2.00%	1.00%	2.00%	0.35%

3	3.25:1 but <3.75:1	2.25%	1.25%	2.25%	0.50%

4	3.75:1 but <4.25:1	2.50%	1.50%	2.50%	0.50%

5	4.25:1 but <5.00:1	2.75%	1.75%	2.75%	0.50%

6	5.00:1 but < 5.50:1	3.00%	2.00%	3.00%	0.50%

7	5.50:1 but < 6.00:1	3.50%	2.50%	3.50%	0.50%

8	6.00:1 but < 7.00:1	3.75%	2.75%	3.75%	0.50%

9	7.00:1	4.00%	3.00%	4.00%	0.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, the maximum Pricing Level set forth above shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).”

(iii) amending and restating the definition of “Collateral Documents” in its entirety to read as follows:

““Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.”

(iv) amending and restating clause (d) of the definition of “Consolidated EBITDA” so as to read as follows:

“(d) at the Borrower’s option exercisable only if, on the date of determination of Consolidated EBITDA, the Consolidated Leverage Ratio is less than 5.00 to 1.00 after giving effect to such Material Project EBITDA Adjustments, Material Project EBITDA Adjustments as provided below.”

(b) The first sentence of Section 2.03(a) of the Original Agreement shall be amended and restated in its entirety so as to read as follows:

“(a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Amendment No. 1 Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (v) the Total Outstandings shall not exceed the Aggregate Commitments, (w) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, (x) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit, (y) the Outstanding Amount of such L/C Issuer’s L/C Obligations shall not exceed the L/C Issuance Sublimit for such L/C Issuer and (z) the Borrower is in compliance with the requirements set forth in Section 4.02(c).”

(c) Section 2.05(b) of the Original Agreement is hereby amended by:

(x) renumbering existing clause (ii) as clause (iv), and existing clause (iii) as clause (v),

(y) inserting new clauses (ii) and (iii) immediately following clause (i) to read as follows:

“(ii) If, at 5:00 p.m. on any Business Day the Cash Liquidity exceeds $35,000,000 (the amount of such excess, the “Excess Cash Liquidity Amount”), then the Borrower shall prepay the principal of the Loans (together with accrued and unpaid interest on the amount prepaid) in an amount equal to the lesser of (i) the unpaid principal balance of the Loans, plus the accrued and unpaid interest thereon, and (ii) the Excess Cash Liquidity Amount; provided that no such prepayment shall be required if such prepayment amount is less than $500,000. Each prepayment under this Section 2.05(b)(ii) shall be due and payable on the next Business Day following any Business Day that Cash Liquidity exceeds $35,000,000.

(iii) Borrower shall, or shall cause any Restricted Subsidiary to, within one (1) Business Day after receipt by the Borrower or any other Restricted Subsidiary of any proceeds of any issuance of Equity Interests, deliver, or cause to be delivered, to the Administrative Agent an amount equal to the net cash proceeds of such issuance of Equity Interests for application to the Loans then outstanding. If, on the date of such prepayment, after giving pro forma effect to such prepayment, the Consolidated Leverage Ratio is greater than 5.50 to 1.00, the Aggregate Commitments shall be automatically and permanently reduced, on a pro rata basis with respect to each Lender, by fifty percent (50%) of the total principal amount of such prepayment. For the avoidance of doubt, to the extent, on such date of determination, after giving pro forma effect to such prepayment, the Consolidated Leverage Ratio is equal to or less than 5.50 to 1.00, there shall be no reduction in the Aggregate Commitments.”, and

(z) removing “7.05(h)(iv)” in the new clause (iv) and inserting in its place “7.05(k)(iv)”.

(d) Section 2.06(c)(ii) of the Original Agreement shall be amended and restated in its entirety as set forth below:

“(ii) The Commitments shall automatically and permanently reduce (a) to the extent provided in Section 2.05(b)(iii), and (b) by the amount of mandatory prepayment made as required under Section 2.05(b)(iv).”

(e) Section 4.02 of the Original Agreement is hereby amended by (x) re-lettering the existing subsection (c) thereof as subsection (d) and (y) inserting a new subsection (c) thereto immediately following subsection (b) thereof to read as follows:

“(c) (i) At the time of such Credit Extension, Cash Liquidity shall not exceed $35,000,000 and (ii) the pro forma Cash Liquidity as of the end of the Business Day on which such Borrowing will be funded, or such Letter of Credit will be issued, amended, renewed or extended shall not exceed $35,000,000.”

(f) Section 5.08 of the Original Agreement is hereby amended by (x) removing the language “with an initial cost book value in excess of $15,000,000, showing as of the date hereof” from subsection (b) and inserting in its place “with a fair market value of $1,000,000 or more on the Amendment No. 6 Effective Date, showing as of the Amendment No. 6 Effective Date”, and (y) adding a new subsection (d) immediately following subsection (c) thereof to read as follows:

“(d) Any Mortgages executed and delivered after the Amendment No. 6 Effective Date will be, effective to create in favor of the Administrative Agent (for the benefit of the Secured Parties) a legal, valid and enforceable Lien on all of the applicable Loan Parties’ right, title and interest in and to the Mortgaged Property (as such term is defined in the applicable Mortgage) thereunder and the proceeds thereof, and when such Mortgages are filed or recorded in the proper real estate filing or recording offices, and all relevant mortgage taxes and recording charges are duly paid, the Administrative Agent (for the benefit of the Secured Parties) shall have a perfected Lien on, and security interest in, all right, title, and interest of the applicable Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to the Lien of any other person, except for Permitted Liens.”

(g) Section 6.01 of the Original Agreement is hereby amended by (x) re-lettering existing subsection (d) as subsection (f), and (y) inserting new subsections (d) and (e) immediately following subsection (c) thereof to read as follows:

“(d) concurrently with the delivery of the financial statements delivered pursuant to Section 6.01(c), a variance report setting forth the consolidated statements of income, partners’ equity and cash flows for such quarter, and setting forth all variances from such quarter on a line-item and aggregate basis as compared to the projections contained in the annual budget delivered pursuant to Section 6.01(b).

(e) any other financial information, including, without limitation, monthly financial statements and thirteen-week cash flow statements, that the Administrative Agent may reasonably request from time to time.”

(h) Section 6.02(d) of the Original Agreement is hereby amended and restated in its entirety so as to read as follows:

“(d) promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any real property described in either the deeds of trust constituting Collateral Documents (if any) or the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law in any material respect;”

(i) Section 6.02(e) of the Original Agreement is hereby amended by removing the language “with an initial cost book value in excess of $15,000,000” and inserting in its place “with a fair market value of $1,000,000 or more”.

(j) Section 6.07 of the Original Agreement is hereby amended and restated in its entirety so as to read as follows:

“6.07 Maintenance of Insurance. (a) Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower (or maintain a self-insurance program with a Loan Party or an Affiliate thereof in the ordinary course of business), insurance with respect to its material properties which are necessary for the operation of their respective businesses, and business, against loss or damage of the kinds customarily insured by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and such insurance shall (i) provide for not less than 10 days’ prior notice from the applicable insurance company to the Administrative Agent of termination, lapse or cancellation of such insurance, (ii) name the Administrative Agent as mortgagee or lender loss payable (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) and (iii) be reasonably satisfactory in all other respects to the Administrative Agent.

(b) If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.”

(k) Section 6.10 of the Original Agreement is hereby amended by including the following language immediately following the last sentence thereof:

“The Administrative Agent shall be permitted, at the request of the Required Lenders to engage a financial advisor acceptable to the Administrative Agent in its discretion to advise and assist the Administrative Agent and the Lenders with assessments of the Borrower’s financial performance, which financial advisor shall have the right to inspect and review each of the aforementioned properties and records in the manner set forth above.”

(l) Section 6.12(a) of the Original Agreement is hereby amended by:

(x) amending and restating clause (iii) therein in its entirety to read as follows:

“(iii) such liens and security interests in any rolling stock of the Loan Parties subject to an applicable certificate of title act with an individual value of less than $100,000 will not be required to be noted on the certificates of title related thereto, except upon the request of the Administrative Agent during the continuance of an Event of Default.”

(y) amending and restating clause (vi) therein in its entirety to read as follows:

“(vi) so long as no Event of Default exists that is continuing, no Loan Party shall be required to deliver any Mortgage or other Collateral Document with respect to real property owned by it with a fair market value of less than $1,000,000 as of the Amendment No. 6 Effective Date or the date on which the Administrative Agent requests delivery of any such Mortgage or other Collateral Document, and in any event, shall only be required to deliver any such Mortgage or other Collateral Documents as may be requested by the Administrative Agent.”

(m) Section 6.12(b) of the Original Agreement is hereby amended by (x) removing “and” from the end of clause (i) therein, and inserting “and” and the end of clause (ii) therein and (y) inserting the following clause (iii) immediately following clause (ii) therein to read as follows:

“(iii) as promptly as practicable after such formation or acquisition, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, intellectual property security agreements and security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms.”

(n) Section 7.01(p) of the Original Agreement is hereby amended by removing “$25,000,000” and inserting in its place, “$10,000,000”.

(o) Section 7.02(d) of the Original Agreement is hereby amended by amending and restating the final proviso thereto in its entirety so as to read as follows:

“; and, provided, still, further, that, with respect to maturity, (i) the maturity date of such refinancing, refunding, renewal or extension shall not be earlier than the Maturity Date, and (ii) such maturity shall be deemed to be no less favorable to the Loan Parties and the Lenders if the Weighted Average Life to Maturity of such refinancing, refunding, renewal or extension is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded, renewed, or extended;”

(p) Section 7.03(b)(ii) of the Original Agreement is hereby amended and restated in its entirety so as to read as follows:

“(ii) any Investment (other than an Investment consisting of Guarantees) in Persons (other than a Person that is or becomes a Restricted Subsidiary of the Borrower) to the extent not otherwise permitted by the foregoing clauses of this Section, provided that, (A) no Default or Event of Default shall exist prior to or immediately after giving effect to any such Investment, (B) the Borrower and its Restricted Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.11 immediately after giving effect to such Investment, and (C) if immediately after giving effect to such Investment the pro forma Consolidated Leverage Ratio would be greater than 5.50 to 1.00, then the aggregate amount of all such Investments made after the Amendment No. 6 Effective Date shall not exceed $50,000,000;”

(q) Section 7.05(k)(iv) of the Original Agreement is hereby amended by (x) removing “February 1, 2018” and inserting in its place, “April 30, 2018” in each instance therein, and (y) inserting the following proviso at the end of such clause, immediately prior to the semi-colon therein, which proviso shall read as follows, “; provided, to the extent that any such amounts cause Cash Liquidity on any such date to exceed the Excess Cash Liquidity Amount, then such excess amounts shall be applied to prepay the Loans in accordance with Section 2.05(b)(ii)”.

(r) Section 7.06(f) of the Original Agreement is hereby amended by:

(x) amending and restating clause (iii) in its entirety and inserting a new clause (iv) immediately following clause (iii), each to read as follows:

“(iii) the Consolidated Interest Coverage Ratio for the Borrower’s most recently ended four full fiscal quarters for which quarterly or annual financial statements are available immediately preceding the date on which such Restricted Payment is made, calculated on a pro forma basis as if such Restricted Payment had been made at the beginning of such four-quarter period, would have been more than (i) for any such Restricted Payment made on or prior to April 30, 2018, 1.75 to 1.00, and (ii) for any Restricted Payment thereafter, 2.25 to 1.00 for each such period;

(iv) the amount of the Restricted Payments made pursuant to this Section 7.06(f) (other than those Restricted Payments made for the purpose of the MLP being able to pay interest on any bonds or high-yield debt of the MLP) does not exceed $10,000,000 in the aggregate in any fiscal quarter, unless the Consolidated Leverage Ratio for the Borrower’s most recently ended four full fiscal quarters for which quarterly or annual financial statements are available immediately preceding the date on which such Restricted Payment is made, calculated on a pro forma basis as if such Restricted Payment had been made at the beginning of the relevant four-quarter period, would have been less than 5.50 to 1.00”; and

(y) re-numbering clause (iv) as clause (v).

(s) Section 7.11 of the Original Agreement is hereby amended by:

(x) amending and restating subsection (a) in its entirety so as to read as follows:

“(a) Consolidated Interest Coverage Ratio. (a) For any fiscal quarter of the Borrower ending on or before April 30, 2018, permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 1.75 to 1.00 and (b) for any fiscal quarter of the Borrower ending thereafter, permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 2.50 to 1.00.”

(y) amending and restating subsection (c) in its entirety so as to read as follows:

“(c) Consolidated Leverage Ratio. (a) For any period of four fiscal quarters of the Borrower ending on or before April 30, 2018, permit the Consolidated Leverage Ratio as of the end of any period of four fiscal quarters of the Borrower to be greater than 7.75 to 1.00, and (b) for any period of four fiscal quarters of the Borrower ending thereafter, permit the Consolidated Leverage Ratio as of the end of any fiscal quarter to be greater than 5.50 to 1.00.”

(t) Section 7.14 of the Original Agreement is hereby amended and restated in its entirety so as to read as follows:

“Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (a) the prepayment of the Credit Extensions in accordance with the terms of this Agreement, (b) regularly scheduled or required repayments or redemptions of Indebtedness set forth in Schedule 7.02 and Indebtedness permitted under Section 7.02(h) and refinancings and refundings of such Indebtedness in compliance with Section 7.02(d), (c) Restricted Payments in respect of such Indebtedness in compliance with Section 7.06(f), (d) regularly scheduled or required prepayments or redemptions of the Bridger Notes and the Bridger Bridge Loan Debt, (e) regularly scheduled or required prepayments or redemptions of Indebtedness permitted under Section 7.02(e) or 7.02(i), and (f) so long as no Event of Default exists or would result therefrom, other prepayments of such Indebtedness not described in the immediately preceding clauses (a), (b), (c), (d) and (e), provided, the Borrower shall not be permitted to make any optional prepayments of any Indebtedness permitted under (i) Section 7.02(d), except in connection with the refinancing or refunding of any Indebtedness in compliance with Section 7.02(d) (ii) Section 7.02(e), except in connection the refinancing or refunding of any Indebtedness in compliance with clause (b) of the definition of “Permitted Unsecured Debt” as set forth herein, or (iii) Section 7.02(i).”

(u) Section 10.04(a) of the Original Agreement is hereby amended and restated in its entirety so as to read as follows:

“(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, any financial advisor retained pursuant to the terms hereof and any third-party service provider engaged pursuant to Section 4.2(d) of the Security Agreement), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.”

(v) Schedule 2.01 to the Original Credit Agreement shall be amended and restated in its entirety in the form attached hereto as Schedule 1.

(w) Schedule 5.08(b) to the Original Credit Agreement shall be amended and restated in its entirety in the form attached hereto as Schedule 2.

Section 3. Amendments to Security Agreement.

(a) Section 1.3 of the Original Security Agreement is hereby amended

(i) adding the following definitions in the appropriate alphabetical order:

“Excluded Accounts” means (i) Field Deposit Accounts containing proceeds of Wholesale Accounts Receivable (solely to the extent such proceeds are subject to an Accounts Receivable Securitization), and (ii) any other Deposit Account or Securities Account so long as the balance in each such account, individually, does not exceed $10,000 at any time and the aggregate balance of all such Deposit Accounts and Securities Accounts does not at any time exceed $500,000.

(ii) amending and restating the definition of “Excluded Collateral” in its entirety to read as follows:

““Excluded Collateral” means (a) the Excluded Equity Interests, (b) Securitization Assets that have been sold, transferred or otherwise conveyed by a Grantor to an SPE in connection with an Accounts Receivable Securitization permitted under Sections 7.02(h) and 7.05(f) of the Credit Agreement and (c) the Excluded Accounts.”

(iii) amending and restating the definition of “Pledged Deposit Accounts” in its entirety to read as follows:

“Pledged Deposit Accounts” means all Deposit Accounts (including those Deposit Accounts listed on Schedule 2), provided that “Pledged Deposit Accounts” shall not include the Excluded Accounts.”

(b) Section 3.1(c)(i) of the Original Security Agreement is hereby amended by removing “with an individual or aggregate value of $1,000,000” and inserting in its place “with an individual value of $500,000 or more or aggregate value of $1,000,000”.

(c) Section 3.1(e) of the Original Security Agreement is hereby amended by removing “with an individual or aggregate value of $1,000,000” and inserting in its place “with an individual value of $500,000 or more or aggregate value of $1,000,000”.

(d) Section 3.1(f) of the Original Security Agreement is hereby amended and restated in its entirety so as to read as follows:

“(f) Grantor has no Deposit Accounts as of the Amendment No. 6 Effective Date other than (i) those listed on Schedule 2 (as supplemented in writing to the Secured Party by Grantor from time to time) and (ii) Field Deposit Accounts containing proceeds of Wholesale Accounts Receivable which proceeds are subject to an Accounts Receivable Securitization.”

(e) Section 3.1(h) of the Original Security Agreement is hereby amended by removing “with an individual or aggregate value of $1,000,000” and inserting in its place “with an individual value of $500,000 or more or aggregate value of $1,000,000”.

(f) Section 3.1(p) of the Original Security Agreement is hereby amended by removing “$15,000,000” and inserting in its place “$7,500,000”.

(g) Section 4.1(c) of the Original Security Agreement is hereby amended by removing the language “during the continuance of any Default or Event of Default” in the first line thereof.

(h) Section 4.1 of the Original Security Agreement is hereby amended by:

(x) amending and restating the final paragraph of subsection (a) of the Original Security Agreement thereto in its entirety to read as follows:

“As part of the foregoing, Grantor will, whenever requested by the Secured Party execute and file any financing statement, continuation statement or other filing or registration relating to the Secured Party’s security interest and rights hereunder (including, without limitation, any filings related to railcars, tractors or trailers), and any amendment thereto.”, and

(y) adding the following subsection (f) immediately following subsection (e) thereof:

“(f) If any Collateral in which Grantor has granted a security interest hereunder with an average aggregate fair market value in excess of $500,000 as of the last day of each of the prior twelve (12) months is at any time located on premises leased by Grantor or in the possession or control of any warehouseman, bailee, operator of any storage facility or any of Grantor’s agents, Grantor shall, (i) notify such warehouseman, bailee, operator or agent of the Secured Party’s rights hereunder and instruct such Person to hold all such Collateral for the Secured Party’s account subject to the Secured Party’s instructions, and shall send a copy of such notice to the Administrative Agent substantially concurrently therewith, and (ii) upon request of the Secured Party, use commercially reasonable efforts to cause such Collateral to become subject to a Collateral Access Agreement.”

(i) Section 4.2(a) of the Original Security Agreement is hereby amended by removing “with an individual or aggregate value of $1,000,000” and inserting in its place “with an individual value of $500,000 or more or aggregate value of $1,000,000”.

(j) Section 4.2(b) of the Original Security Agreement is hereby amended by removing “with an individual or aggregate value of $1,000,000” and inserting in its place “with an individual value of $500,000 or more or aggregate value of $1,000,000”.

(k) Section 4.2(d) of the Original Security Agreement is hereby amended and restated in its entirety so as to read as follows:

“(d) If at any time there exists Collateral in which a security interest may be perfected by a notation on the certificate of title or similar evidence of ownership of such Collateral, Grantor will, promptly upon request by the Secured Party, deliver to the Secured Party or its designee all certificates of title and similar evidences of ownership, all applications therefor, and all other documents that are necessary in order to register the Secured Party’s security interest in such Collateral on such certificate of title or other evidence of ownership or in otherwise perfecting the Secured Party’s security interest in such Collateral. The Secured Party shall be entitled to engage a third-party service provider to manage the notation of liens on all such Collateral subject to a certificate of title.”

(l) Section 4.2(e) of the Original Security Agreement is hereby amended by amending and restating the last sentence thereof so as to read as follows:

“This subsection shall not apply to any Excluded Account or any Deposit Account used solely for payroll payments.”

(m) Section 4.2(f)(iii) of the Original Security Agreement is hereby amended by amending and restating the last sentence thereof so as to read as follows:

“This subsection shall not apply to any Excluded Account.”

(n) Section 4.2(g) of the Original Security Agreement is hereby amended by removing “with an individual or aggregate value of $1,000,000” and inserting in its place “with an individual value of $500,000 or more or aggregate value of $1,000,000”.

(o) Section 4.2(h) of the Original Security Agreement is hereby amended by removing “with an individual or aggregate value of $1,000,000” and inserting in its place “with an individual value of $500,000 or more or aggregate value of $1,000,000”.

(p) Section 6.1(d) of the Original Security Agreement is hereby amended by amending and restating the first sentence thereof in its entirety so as to read as follows:

“(d) To the extent not already provided for under Section 4.1(f) herein, if any Collateral in which Grantor has granted a security interest hereunder with an average fair market value in excess of $500,000 as of the last day of each of the prior twelve (12) months is at any time located on premises leased by Grantor or in the possession or control of any warehouseman, bailee, operator of any storage facility or any of Grantor’s agents, Grantor shall, upon the request of the Secured Party during the continuance of any Default (other than a Default arising under Section 6.01 or 6.02 of the Credit Agreement for which the applicable period of grace to cure such Default has not expired), (i) notify such warehouseman, bailee, operator or agent of the Secured Party’s rights hereunder and instruct such Person to hold all such Collateral for the Secured Party’s account subject to the Secured Party’s instructions, and (ii) cause such Collateral to become subject to a Collateral Access Agreement.”

(q) Section 6.1(e) of the Original Security Agreement is hereby amended by removing “with an individual or aggregate value of $1,000,000” and replacing it with “with an individual value of $500,000 or more or an aggregate value of $1,000,000 or more”.

(r) Section 6.6(b)(i) of the Original Security Agreement is hereby amended and restated in its entirety so as to read as follows:

“(i) the amount of all reasonable costs and expenses, including the reasonable fees and disbursements of the Secured Party’s counsel and of any experts and agents (including, without limitation, any third-party service provider engaged pursuant to Section 4.2(d) herein), that the Secured Party may incur in connection with the perfection and preservation of this security interest created under this Agreement;”

(s) Schedule 1 to the Original Security Agreement is hereby amended and restated in its entirety in the form attached hereto as Schedule 3.

(t) Schedule 2 to the Original Security Agreement is hereby amended and restated in its entirety in the form attached hereto as Schedule 4.

Section 4. Conditions to Effectiveness. This Amendment shall become effective as of the date first above written when and only when:

(a) The Administrative Agent shall have received all of the following, at the Administrative Agent’s office:

(i) an original counterpart to this Amendment, duly executed by the Borrower, the General Partner, the Grantors, the Administrative Agent and the Required Lenders,

(ii) a certificate signed by a Responsible Officer of the General Partner certifying as of the date of this Amendment (A) that no Default exists, (B) that there have been no changes to the Organizational Documents of any Loan Party since the date such Organizational Documents were last certified to the Administrative Agent, (C) to the resolutions of the Loan Parties approving this Amendment and the related transactions (which certification may, if applicable, be by reference to previously adopted resolutions) and (D) to the signature and incumbency certificates of the Responsible Officers of each Loan Party (which certification may, if applicable, be by reference to previously delivered incumbency certificates), and

(iii) a certificate signed by a Responsible Officer certifying that the conditions specified in Section 6(a) below have been satisfied.

(b) The Borrower shall have paid, in connection with the Loan Documents:

(i) all recording, handling, legal, and other fees or payments required to be paid to the Administrative Agent or any Lender pursuant to any Loan Documents for which an invoice has been received at least one Business Day before the date hereof,

(ii) a consent fee payable to the Administrative Agent for the account of each Lender party hereto in an amount equal to 0.05% of each such Lender’s respective Commitment (determined after giving effect to this Amendment), and

(iii) any other fees payable pursuant to any engagement letter executed in connection herewith.

Section 5. Post-Closing Obligations.

(a) Within sixty (60) days following the date hereof (or such later date as may be acceptable to the Administrative Agent in its sole discretion), the Borrower shall, or shall cause any Restricted Subsidiary to, deliver control agreements for the Operating Account (as defined in the Security Agreement) and all other deposit or securities accounts of the Borrower and its Restricted Subsidiaries, including for the avoidance of doubt, those deposit or securities accounts for which the Administrative Agent or any Lender serves as the depositary bank or securities intermediary, as applicable, other than any Excluded Account (as defined in the Security Agreement) or any deposit account used solely for payroll payments.

(b) Within the later of ninety (90) days following the date of this Amendment and forty-five (45) days of the date of request by the Administrative Agent for the delivery of a Mortgage or Mortgages (or such later date as may be acceptable to the Administrative Agent in its sole discretion), the Borrower shall, or shall cause any Restricted Subsidiary, to deliver such Mortgage or Mortgages covering the properties owned by the Borrower or a Restricted Subsidiary with a fair market value of at least $1,000,000 (excluding those properties identified by the Administrative Agent to be in a Special Flood Hazard Area as identified by the Federal Emergency Management Agency as of the Amendment No. 6 Effective Date) and also identified by the Administrative Agent to be mortgaged, duly executed by the Borrower or the appropriate Restricted Subsidiary, together with:

(i) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing, documentary, stamp, intangible and recording taxes and other fees in connection therewith have been paid,

(ii) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies (the “Mortgage Policies”), with endorsements and in amounts acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Liens, and providing for such other affirmative insurance and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable,

(iii) upon the request of the Administrative Agent, American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, and dated no more than thirty (30) days before the day of the delivery of the Mortgages pursuant to clause (b) above, certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent,

(iv) upon the request of the Administrative Agent, engineering, soils and other reports as to the properties described in the Mortgages, from professional firms acceptable to the Administrative Agent,

(v) upon the request of the Administrative Agent, estoppel and consent agreements executed by each of the lessors of the leased real properties identified by the Administrative Agent pursuant to clause (b) above, along with (1) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected real property, as lessor, or (2) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary or desirable, in the Administrative Agent’s reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, or (3) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form satisfactory to the Administrative Agent,

(vi) evidence of the insurance required by the terms of the Mortgages,

(vii) upon the request of the Administrative Agent, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Restricted Subsidiary relating thereto),

(viii) upon the request of the Administrative Agent, an appraisal of each of the properties described in the Mortgages complying with the requirements of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989, which appraisals shall be from a Person acceptable to the Lenders, and

(ix) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken.

Section 6. Confirmation; Representations and Warranties.

In order to induce each Lender to enter into this Amendment, the Borrower represents and warrants to each Lender that:

(a) The representations and warranties of the Borrower and any Grantor, as applicable, contained in the Credit Agreement and the Security Agreement are true and correct in all respects at and as of the time of the effectiveness hereof, except to the extent that the facts on which such representations and warranties are based have been changed by the extensions of credit under the Credit Agreement or that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

(b) The Borrower, the Grantors and the General Partner are duly authorized to execute and deliver this Amendment and have duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of the Borrower and the General Partner hereunder.

(c) The execution and delivery by the Borrower, the Grantors and the General Partner of this Amendment, the performance by the Borrower, the Grantors and the General Partner of their obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the Organization Documents of the Borrower, any Grantor or the General Partner, or of any material agreement, judgment, license, order or permit applicable to or binding upon the Borrower, any Grantor or the General Partner, or result in the creation of any lien, charge or encumbrance upon any assets or properties of the Borrower, any Grantor or the General Partner. Except for those which have been obtained, no consent, approval, authorization or order of any court or Governmental Authority or third party is required in connection with the execution and delivery by the Borrower, the Grantors and the General Partner of this Amendment or to consummate the transactions contemplated hereby.

(d) When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of the Borrower, each Grantor party hereto and the General Partner, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

Section 7. Miscellaneous.

(a) Ratification of Agreements. Each of the Original Agreement and the Original Security Agreement as hereby amended is hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected by this Amendment, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. Any reference to the Security Agreement in any Loan Document shall be deemed to be a reference to the Original Security Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, the Security Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Security Agreement, the Notes or any other Loan Document.

Each of the undersigned Grantors (i) ratifies and confirms its Amended and Restated Guaranty dated as of October 21, 2013 (as amended, supplemented or restated, the “Guaranty”) made by it for the benefit of the Lender Parties, executed pursuant to the terms of the Credit Agreement and the other Loan Documents and (ii) agrees that all of its obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Amendment and the other documents and instruments executed in connection herewith.

(b) Survival of Agreements. All representations, warranties, covenants and agreements of the Borrower and the Grantors herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full.

(c) Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

(d) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(e) Counterparts; Electronic Transmission. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed by facsimile or other electronic transmission.

(f) Release of Claims. To induce the Administrative Agent and each Lender to agree to the terms of this Amendment, each of the Borrower, the General Partner and each Grantor hereby (i) represents and warrants that as of the date of this Amendment there are no claims or offsets against or defenses or counterclaims to its obligations under the Loan Documents, and waives any and all such claims, offsets, defenses, or counterclaims, whether known or unknown, arising prior to the date of this Amendment and (ii) releases and forever discharges the Lender Parties, together with their parents, subsidiaries, affiliates, employees, agents, attorneys, officers, and directors (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages, and expenses of any and every character, known or unknown, direct or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or things done, omitted, or suffered to be done by any of the Released Parties prior to and including the date hereof, and in any way directly or indirectly arising out of or in any way connected to the Credit Agreement, the Security Agreement or the other Loan Documents, including but not limited to claims of usury (although no such claims are known to exist) (all of the foregoing hereinafter called the “Released Matters”). Each of the Borrower, the General Partner and each Grantor acknowledges that the agreements in this Section 7(f) are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled.

(i) Each of the Borrower, the General Partner and each Grantor understands, acknowledges, and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the provisions of such release.

(ii) Each of the Borrower, the General Partner and each Grantor agrees that no fact, event, circumstance, evidence, or transaction that could now be asserted or that may hereafter be discovered shall affect in any manner the final, absolute, and unconditional nature of the release set forth above.

(g) ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

FERRELLGAS, L.P.

By: Ferrellgas, Inc., as its General Partner

By:	/s/ Alan C. Heitmann

Name:	Alan C. Heitmann
Title:	Executive Vice President, Chief Financial Officer & Treasurer

FERRELLGAS, INC.,

as General Partner and Guarantor

By:	/s/ Alan C. Heitmann

Name:	Alan C. Heitmann
Title:	Executive Vice President, Chief Financial Officer & Treasurer

BLUE RHINO GLOBAL SOURCING, INC.,

as Grantor

By:	/s/ Alan C. Heitmann

Name:	Alan C. Heitmann
Title:	Executive Vice President, Chief Financial Officer & Treasurer

BRIDGER ENVIRONMENTAL, LLC

BRIDGER LOGISTICS, LLC,
each as Grantor

By: By:	Ferrellgas, L.P., its sole member Ferrellgas, Inc., its general partner

By:	/s/ Alan C. Heitmann

Name:	Alan C. Heitmann
Title:	Executive Vice President, Chief Financial Officer & Treasurer

BRIDGER ENERGY, LLC

BRIDGER LAKE, LLC
BRIDGER MARINE, LLC
BRIDGER ADMINISTRATIVE SERVICES II, LLC
BRIDGER REAL PROPERTY, LLC
BRIDGER TRANSPORTATION, LLC
BRIDGER LEASING, LLC
BRIDGER STORAGE, LLC
BRIDGER RAIL SHIPPING, LLC,
each as Grantor

By: By: By:	Bridger Logistics, LLC, its sole member Ferrellgas, L.P., its sole member Ferrellgas, Inc., its general partner

By:	/s/ Alan C. Heitmann

Name:	Alan C. Heitmann
Title:	Executive Vice President, Chief Financial Officer & Treasurer

J.J. ADDISON PARTNERS, LLC

J.J. KARNACK PARTNERS, LLC
J.J. LIBERTY, LLC,
each as Grantor

By: Bridger Real Property, LLC, its sole member

By: By: By:	Bridger Logistics, LLC, its sole member Ferrellgas, L.P., its sole member Ferrellgas, Inc., its general partner

By:	/s/ Alan C. Heitmann

Name:	Alan C. Heitmann
Title:	Executive Vice President, Chief Financial Officer & Treasurer

BRIDGER TERMINALS, LLC,

as Grantor

By: By: By:	Bridger Logistics, LLC, its sole member Ferrellgas, L.P., its sole member Ferrellgas, Inc., its general partner

By:	/s/ Alan C. Heitmann

Name:	Alan C. Heitmann
Title:	Executive Vice President, Chief Financial Officer & Treasurer

BRIDGER SWAN RANCH, LLC,

as Grantor

By: Bridger Terminals, LLC, its sole member
By: Bridger Logistics, LLC, its sole member
By: Ferrellgas, L.P., its sole member
By: Ferrellgas, Inc., its general partner

By:	/s/ Alan C. Heitmann

Name:	Alan C. Heitmann
Title:	Executive Vice President, Chief Financial Officer & Treasurer

SOUTH C&C TRUCKING, LLC,

as Grantor

By: By: By:	Bridger Logistics, LLC, its sole manager Ferrellgas, L.P., its sole member Ferrellgas, Inc., its general partner

By:	/s/ Alan C. Heitmann

Name:	Alan C. Heitmann
Title:	Executive Vice President, Chief Financial Officer & Treasurer

BANK OF AMERICA, N.A, as Administrative Agent

By:	/s/ Priscilla Baker

Name:	Priscilla Baker
Title:	Assistant Vice President

BANK OF AMERICA, N.A, as a Lender

By:	/s/ Kimberly Miller

Name:	Kimberly Miller
Title:	Associate

WELLS FARGO BANK, N.A.

By:	/s/ Stephanie Harrel

Name:	Stephanie Harrel
Title:	Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Darren Vanek

Name:	Darren Vanek
Title:	Authorized Signatory

BMO HARRIS BANK N.A.

By:	/s/ Chad Rock

Name:	Chad Rock
Title:	Managing Director

THE PRIVATEBANK & TRUST COMPANY

By:	/s/ Zach Strube

Name:	Zach Strube
Title:	Managing Director

SUNTRUST BANK

By:	/s/ Janet R. Naifeh

Name:	Janet R. Naifeh
Title:	Senior Vice President

CAPITAL ONE, N.A.

By:	/s/ Gina Monette

Name:	Gina Monette
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Nicholas V. Ocepek

Name:	Nicholas V. Ocepek
Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Anastasiya Haurylenia

Name:	Anastasiya Haurylenia
Title:	Vice President

Schedule 1 to the Amendment

SCHEDULE 2.01 TO THE CREDIT AGREEMENT

COMMITMENTS
AND APPLICABLE PERCENTAGES
as of April 28, 2017

Lender	Commitment	Letter of Credit Sublimit Participation	Applicable Percentage

Bank of America, N.A.	$66,946,428.58	$23,285,714.27	11.642857144%

Capital One, N.A.	$66,946,428.57	$23,285,714.29	11.642857143%

Fifth Third Bank	$66,946,428.57	$23,285,714.29	11.642857143%

JPMorgan Chase Bank, N.A.	$66,946,428.57	$23,285,714.29	11.642857143%

Wells Fargo Bank, N.A.	$66,946,428.57	$23,285,714.29	11.642857143%

The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$49,285,714.29	$17,142,857.14	8.571428572%

SunTrust Bank	$49,285,714.29	$17,142,857.14	8.571428572%

BMO Harris Bank, N.A., successor-by-merger to M&I Marshall & Ilsley Bank	$42,714,285.71	$14,857,142.86	7.428571428%

The PrivateBank & Trust Company	$36,964,285.71	$12,857,142.86	6.428571428%

U.S. Bank National Association	$33,267,857.14	$11,571,428.57	5.785714285%

PNC Bank, National Association	$28,750,000.00	$10,000,000.00	5.000000000%

Total	$575,000,000.00	$200,000,000.00	100.000000000%

Schedule 2 to the Amendment

SCHEDULE 5.08(b) TO THE CREDIT AGREEMENT

CITY	STATE	ADDRESS	ZIP	Use
Tucson	AZ	4200 N SULLINGER AVENUE	85705	Office, Bulk Storage and Dock

Elk Grove	CA	9765 AND 9797 DINO DRIVE	95624	Office, Bulk Storage and Dock

San Marcos	CA	1425 GRAND AVENUE	92069	Office and Bulk Storage

Santa Ana	CA	2125 WEST 17TH STREET	92706	Office and Bulk Storage

Riviera Beach	FL	6982 BARBOUR RD.	33407	Office, Bulk Storage and Dock

Frederick	MD	9023 BALTIMORE ROAD	21701	Bulk Storage and Dock

Hamptonville	NC	1309 BUCK SHOALS ROAD	27020	Office, Bulk Storage and Tank Cylinder Refurbishing Facility

Woodbridge	NJ	369 MAIN STREET	07095	Office, Bulk Storage and Dock

Portland	OR	641 NE LOMBARD STREET	97211	Office, Bulk Storage and Dock

Tiverton	RI	896 FISH ROAD	02878	Office, Bulk Storage and Dock

Hilton Head Island	SC	45 MARSHLAND ROAD	29926	Office

Asherton	TX	10349 SOUTH US HIGHWAY 83	78827	Salt Water Disposal Well

Hutchins	TX	1828 CARPENTER ROAD	75141	Office, Bulk Storage and Tank Cylinder Refurbishing Facility

Kenedy	TX	1777 FM 792	78119	Salt Water Disposal Well

Schedule 3 to the Amendment

Schedule 1 to the Security Agreement

Schedule 1 to the Security Agreement
Address for Notices and Jurisdiction of Organization

		Jurisdiction of	Name of Grantor	Type of Organization	Organization	Address for Notices

Ferrellgas, L.P.	Limited Partnership	Delaware	7500 College Boulevard, Suite 1000 Overland Park, Kansas 66210

Ferrellgas, Inc.	Corporation	Delaware	7500 College Boulevard, Suite 1000 Overland Park, Kansas 66210

Blue Rhino Global	Corporation	Delaware	1 Liberty Plaza	Sourcing, Inc.			Liberty, Missouri 64068

Bridger	Limited Liability	Texas	2009 Chenault Drive, Suite 100	Environmental, LLC	Company		Carrollton, Texas 75006

Bridger Logistics,	Limited Liability	Louisiana	2009 Chenault Drive, Suite 100	LLC	Company		Carrollton, Texas 75006

Bridger Energy, LLC	Limited Liability	Delaware	2009 Chenault Drive, Suite 100		Company		Carrollton, Texas 75006

Bridger Lake, LLC	Limited Liability	Delaware	2009 Chenault Drive, Suite 100		Company		Carrollton, Texas 75006

Bridger Marine, LLC	Limited Liability	Delaware	2009 Chenault Drive, Suite 100		Company		Carrollton, Texas 75006

Bridger	Limited Liability	Delaware	2009 Chenault Drive, Suite 100	Administrative	Company		Carrollton, Texas 75006	Services II, LLC

Bridger Real	Limited Liability	Delaware	2009 Chenault Drive, Suite 100	Property, LLC	Company		Carrollton, Texas 75006

Bridger	Limited Liability	Louisiana	2009 Chenault Drive, Suite 100	Transportation, LLC	Company		Carrollton, Texas 75006

Bridger Leasing, LLC	Limited Liability	Louisiana	2009 Chenault Drive, Suite 100		Company		Carrollton, Texas 75006

Bridger Storage, LLC	Limited Liability	Louisiana	2009 Chenault Drive, Suite 100		Company		Carrollton, Texas 75006

Bridger Rail	Limited Liability	Louisiana	2009 Chenault Drive, Suite 100	Shipping, LLC	Company		Carrollton, Texas 75006

J.J. Addison	Limited Liability	Texas	2009 Chenault Drive, Suite 100	Partners, LLC	Company		Carrollton, Texas 75006

J.J. Karnack	Limited Liability	Texas	1999 Bryan Street Suite 900	Partners, LLC	Company		Dallas, Texas 75201

J.J. Liberty, LLC	Limited Liability	Texas	2009 Chenault Drive, Suite 100		Company		Carrollton, Texas 75006

Bridger Terminals,	Limited Liability	Delaware	2009 Chenault Drive, Suite 100	LLC	Company		Carrollton, Texas 75006

Bridger Swan Ranch,	Limited Liability	Delaware	2009 Chenault Drive, Suite 100	LLC	Company		Carrollton, Texas 75006

South C&C Trucking,	Limited Liability	Texas	10370 Richmond Avenue Suite	LLC	Company		525 Houston, Texas 77042

Schedule 4 to the Amendment

Schedule 2 to the Security Agreement

PLEDGED DEPOSIT ACCOUNTS

Excluded Account?

Account Number	Account Bank	Account Holder	Use of Account	Y/N

EQUITY AND RELATED MATTERS

Subsidiary	Outstanding Equity Interests	Equity Ownership
Ferrellgas, L.P., a Delaware limited partnership	General Partnership Interest	100% by Ferrellgas, Inc.

Blue Rhino Global Sourcing, Inc., a Delaware corporation	100 Shares	100% by Ferrellgas, L.P.

Bridger Marine, LLC, a Delaware limited liability company	Limited liability company membership interest	100% by Bridger Logistics, LLC

Bridger Energy, LLC, a Delaware limited liability company	Limited liability company membership interest	100% by Bridger Logistics, LLC

Bridger Lake, LLC, a Delaware limited liability company	Limited liability company membership interest	100% by Bridger Logistics, LLC

Bridger Administrative Services II, LLC, a Delaware limited liability company	Limited liability company membership interest	100% by Bridger Logistics, LLC

Bridger Real Property, LLC, a Delaware limited liability company	Limited liability company membership interest	100% by Bridger Logistics, LLC

J.J. Addison Partners, LLC, a Texas limited liability company	Limited liability company membership interest	100% by Bridger Real Property, LLC

J.J. Karnack Partners, LLC, a Texas limited liability company	Limited liability company membership interest	100% by Bridger Real Property, LLC

J.J. Liberty, LLC, a Texas limited liability company	Limited liability company membership interest	100% by Bridger Real Property, LLC

Bridger Logistics, LLC, a Louisiana limited liability company	Limited liability company membership interest	100% by Ferrellgas, L.P.

Bridger Transportation, LLC, a Louisiana limited liability company	Limited liability company membership interest	100% by Bridger Logistics, LLC

Bridger Leasing, LLC, a Louisiana limited liability company	Limited liability company membership interest	100% by Bridger Logistics, LLC

Bridger Storage, LLC, a Louisiana limited liability company	Limited liability company membership interest	100% by Bridger Logistics, LLC

Bridger Rail Shipping, LLC, a Louisiana limited liability company	Limited liability company membership interest	100% by Bridger Logistics, LLC

Bridger Terminals, LLC, a Delaware limited liability company	Limited liability company membership interest	100% by Bridger Logistics, LLC

Bridger Swan Ranch, LLC, a Delaware limited liability company	Limited liability company membership interest	100% by Bridger Terminals, LLC

Bridger Environmental, LLC, a Delaware limited liability company	Limited liability company membership interest	100% by Bridger Logistics, LLC

South C&C Trucking, LLC, a Delaware limited liability company	Limited liability company membership interest	100% by Bridger Logistics, LLC

LETTER OF CREDIT RIGHTS
None.
SECURITIES ACCOUNTS
None.
COMMERCIAL TORT CLAIMS
None.